UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007 (July 8, 2007)
Alnylam Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
License and Collaboration Agreement
     On July 8, 2007, Alnylam Pharmaceuticals, Inc. (“Alnylam”) and, for limited purposes, Alnylam Europe AG, a German stock corporation and a wholly owned subsidiary of Alnylam (“Alnylam Europe”), entered into a License and Collaboration Agreement (the “LCA”) with F. Hoffmann-La Roche Ltd, a Swiss corporation (“Roche Basel”), and Hoffman-La Roche Inc., a New Jersey corporation (together with Roche Basel, “Roche”). The LCA provides for the grant to Roche of a non-exclusive license to Alnylam’s intellectual property to develop and commercialize therapeutic products that function through RNA interference (“RNAi”), subject to Alnylam’s existing contractual obligations to third parties. The license is initially limited to the therapeutic areas of oncology, respiratory diseases, metabolic diseases and certain liver diseases, which may be expanded to include other therapeutic areas under certain circumstances.
     In consideration for the rights granted to Roche under the LCA, Roche is required to pay to Alnylam $273,505,500 in upfront cash payments. Roche is also required to make payments to Alnylam upon achievement of specified development and sales milestones set forth in the LCA and royalty payments based on worldwide annual net sales of RNAi therapeutic products by Roche, its affiliates and sublicensees.
     Under the LCA, Alnylam and Roche have also agreed to collaborate on the discovery of RNAi therapeutic products directed to one or more disease targets, subject to Alnylam’s existing contractual obligations to third parties. The collaboration between Roche and Alnylam will be governed by a joint steering committee comprised of an equal number of representatives from each party. In exchange for Alnylam’s contributions to the collaboration, Roche will be required to make additional milestone and royalty payments.
     The term of the Collaboration Agreement generally ends upon the later of expiration of the last-to-expire patent covering a licensed product or ten years from first commercial sale of a licensed product. After the first anniversary of the effective date, Roche may terminate the LCA, on a licensed product-by-licensed product, licensed patent-by-licensed patent, and country-by-country basis, upon 180 days’ prior written notice to Alnylam, but is required to continue to make milestone and royalty payments to Alnylam if any royalties were payable on net sales of a terminated licensed product during the previous twelve months. The LCA may also be terminated by either party in the event that the other party fails to cure a material breach under the LCA.
Common Stock Purchase Agreement
     On July 8, 2007, Alnylam executed a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Roche Finance Ltd, a Swiss corporation and an affiliate of Roche (“Roche Finance”). Under the terms of the Common Stock Purchase Agreement, Roche Finance agreed to purchase 1.975 million shares of common stock, $0.01 par value per share, of Alnylam (the “Shares”), for an aggregate purchase price of $42,462,500. However, in the event that the average of the last reported sales prices for Alnylam’s common stock as of the end of regular trading hours as reported on the NASDAQ Global Market for the three consecutive trading day period ending on the trading day that is one trading day prior to the date of closing (the “Collar Amount”) is less than $10.98, the aggregate purchase price for the Shares shall be the sum of (1) the product of (A) 1,975,000 and (B) the Collar Amount (rounded to the nearest whole cent) plus (2) $11,494,500. The sale and issuance of the Shares to Roche Finance is subject to customary closing conditions and the expiration of a 30-day period following delivery to Novartis Pharma AG of notice of such issuance, pursuant to the terms of the investor rights agreement between Alnylam and Novartis Pharma AG (“Novartis”) dated as of September 6, 2005 (the “Novartis Agreement”). The notice to Novartis Pharma AG was sent on July 8, 2007. The Common Stock Purchase Agreement may be terminated in the event that the closing has not occurred by December 31, 2007 by reason of the failure of a condition precedent under the agreement.
     Under the terms of the Common Stock Purchase Agreement, in the event Alnylam proposes to sell or issue any equity securities of Alnylam, other than securities issued pursuant to compensation plans and other specified exceptions, Alnylam agreed to grant to Roche Finance the right to acquire a number of additional securities of Alnylam of the same type as those issued based on the percentage of outstanding shares of common stock then owned by Roche Finance. Roche Finance agreed, for a period of three years following the closing of the transactions contemplated by the Common Stock Purchase Agreement, neither it nor any specified affiliates of Roche Finance that are controlled by Roche Holdings Ltd will acquire any Alnylam securities or assets (other than an acquisition resulting in such entities beneficially owning less than 5% of the total outstanding voting securities of Alnylam), participate in any tender or exchange offer, merger or other business combination involving Alnylam or seek to control the management, Board of Directors or policies of Alnylam, subject to specified exceptions. Roche Finance also agreed that neither it nor any specified affiliates of Roche Finance that are controlled by Roche Holdings Ltd will sell or transfer any equity securities of the Company during the two-year period following the closing of the transactions contemplated by the Common Stock Purchase Agreement and will limit the volume of such sales or transfers in a single day during the following one-year period, in each case, for so long as Roche Finance and such affiliates beneficially own more than 2.5% of the total outstanding shares of Alnylam common stock.
Stock Purchase Agreement
     In connection with the execution of the Collaboration Agreement and the Common Stock Purchase Agreement, Alnylam also executed a Share Purchase Agreement (the “Alnylam Europe Purchase Agreement”) with Alnylam Europe and Roche Beteiligungs GmbH, a German limited liability company and an affiliate of Roche Basel and Roche Finance (“Roche Germany”). Under the terms of the Alnylam Europe Purchase Agreement, Alnylam agreed to create a new, wholly owned German limited liability company (“NewCo”), into which substantially all of the non-intellectual property assets of Alnylam Europe shall be transferred, and Roche Germany agreed to purchase from Alnylam all of the issued and outstanding shares of NewCo, for an aggregate purchase price of $15 million. The consummation of the transactions contemplated by the Alnylam Europe Purchase Agreement is subject to customary closing conditions.

Item 3.02. Unregistered Sales of Equity Securities.
Roche Finance
     The information contained in Item 1.01 above with respect to the sale and issuance of the Shares to Roche Finance is incorporated herein by reference.
     The Shares that may be issued to Roche Finance upon the satisfaction of the conditions set forth in the Common Stock Purchase Agreement, as described above, would be issued in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Roche Finance has represented to Alnylam in the Common Stock Purchase Agreement that it is acquiring the shares for investment and not distribution, that it can bear the risks of the investment and that it has received from Alnylam and Alnylam’s management all of the information that Roche Finance considers appropriate to evaluate whether to purchase the Shares.
Novartis Pharma AG
     Pursuant to the terms of the Novartis Agreement, in connection with the issuance of the Shares to Roche Finance, Novartis has the right to purchase from Alnylam up to a number of shares such that its percentage ownership of Alnylam’s outstanding shares of common stock before and after the issuance of the Shares remains the same (based on the number of shares outstanding on July 8, 2007 and assuming the issuance of the Shares to Roche Finance, up to approximately 320,000 shares of Alnylam common stock). Novartis has the right to purchase the shares at a purchase price per share equal to the purchase price per share paid by Roche Finance for the Shares (the “First Market Price”), if it exercises this purchase right within the 30-day period after the closing date of the sale of the Shares to Roche Finance. If Novartis does not exercise its purchase right within this 30-day period, it will again be able to exercise its right to purchase the shares during a ten-day period beginning 170 days after the closing date of the sale of the Shares to Roche Finance at a purchase price per share that is 10% greater than the First Market Price or is 10% greater than the market price for Alnylam common stock at the time it purchases the shares, whichever is greater. Alnylam cannot provide any assurance as to the exact number of shares of its common stock that Novartis will purchase, if any, in connection with the issuance of the Shares to Roche Finance.
     If any shares are issued to Novartis pursuant to the exercise of this purchase right, Alnylam expects to issue such shares in reliance on the exemption from registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving a public offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: July 12, 2007	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer